As filed with the Securities and Exchange Commission on November 16, 2018.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
WYNDHAM DESTINATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0052541
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6277 Sea Harbor Drive	32821
Orlando, Florida	(Zip Code)
(Address of Principal Executive Offices)
WYNDHAM DESTINATIONS, INC. 2018 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
James Savina
Executive Vice President, General Counsel and
Corporate Secretary
Wyndham Destinations, Inc.
6277 Sea Harbor Drive
Orlando, FL 32821
(407) 626-5200
(Name, address and telephone number including area code of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐
		Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	2,500,000	$42.105	$105,262,500	$12,757.82

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) this Registration Statement shall also cover any additional shares of the common stock, par value $.01 per share, of Wyndham Destinations, Inc. (the “Common Stock”) that become available under the Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, or other similar transactions.

(2)
Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on November 14, 2018.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information specified in Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (“Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Incorporated by reference in this Registration Statement are the following documents filed by Wyndham Destinations, Inc. (the “Registrant” or "the Company") with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on February 20, 2018;

(2)	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed on May 2, 2018;

(3)	Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018, filed on August 9, 2018;

(4)	Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2018, filed on November 1, 2018;

(5)
Current Reports on Form 8-K, filed on March 19, 2018; March 23, 2018; March 27, 2018; March 29, 2018; April 6, 2018 (two); April 19, 2018 (two); May 2, 2018; May 11, 2018 (two); May 16, 2018; May 17, 2018 (two); May 23, 2018; May 31, 2018; June 4, 2018; June 20, 2018; August 8, 2018; August 9, 2018; November 1, 2018 and November 13, 2018; and

(6)
The description of the Common Stock contained in Registrant's registration statement on Form S-3ASR filed on March 22, 2018, including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents; except that any such document or portion thereof, including any current report furnished under Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K, whether specifically listed above or filed in the future, that is not deemed “filed” with the Commission shall not be incorporated herein by reference. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law, as amended (the “DGCL”), allows a corporation to include a provision in its certificate of incorporation limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for (a) any breach of the director’s duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) willfully or negligently authorizing the payment of a dividend or approving a stock repurchase or redemption in violation of the DGCL or (d) any transaction from which the director derived an improper personal benefit.
Article VII of the Registrant’s Restated Certificate of Incorporation provides that the Registrant will indemnify its directors and officers to the fullest extent authorized or permitted by law. Article VIII of the Registrant’s Amended and Restated By-laws further provides that the decision to indemnify will be made by the Registrant only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Article VIII.
Section 145 of the DGCL provides in relevant part that a corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
In addition, Section 145 of the DGCL provides that a corporation may indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above-described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
The Registrant also maintains an insurance policy that indemnifies directors and officers against certain liabilities under certain circumstances.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 8-K filed on May 10, 2012)
4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on June 4, 2018)
4.3	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K filed on August 17, 2015)
5.1*	Opinion of Day Pitney LLP
15.1*	Awareness Letter of Deloitte & Touche LLP
23.1*	Consent of Deloitte & Touche LLP
23.2	Consent of Day Pitney LLP (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page)
99.1*	Wyndham Destinations, Inc. 2018 Employee Stock Purchase Plan

*	Filed herewith.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on this 16th day of November, 2018.

Wyndham Destinations, Inc.

By:	/s/ Michael D. Brown
Michael D. Brown
President and Chief Executive Officer

POWERS OF ATTORNEY
Each person whose signature appears below constitutes and appoints James Savina and Carlos Clark and each of them severally, as such person’s true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might, or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael D. Brown	President, Chief Executive Officer and Director (Principal Executive Officer)	November 16, 2018
Michael D. Brown

/s/ Michael Hug	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 16, 2018
Michael Hug

/s/ Elizabeth E. Dreyer	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 16, 2018
Elizabeth E. Dreyer

/s/ Stephen P. Holmes	Chairman of the Board of Directors	November 16, 2018
Stephen P. Holmes

/s/ Louise F. Brady	Director	November 16, 2018
Louise F. Brady

/s/ James E. Buckman	Director	November 16, 2018
James E. Buckman

/s/ George Herrera	Director	November 16, 2018
George Herrera

/s/ Denny Marie Post	Director	November 16, 2018
Denny Marie Post

/s/ Ronald L. Rickles	Director	November 16, 2018
Ronald L. Rickles

/s/ Michael H. Wargotz	Director	November 16, 2018
Michael H. Wargotz